UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007
RAMCO-GERSHENSON PROPERTIES TRUST

(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 350-9900
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Amended and Restated Fixed Rate Note
Amended and Restated Mortgage Assignment of Leases and Rents, Security Agreement and Fixture Filing
Assignment of Leases and Rents
Environmental Liabilities Agreement
Guaranty
Acknowledgement of Property Manager
Press Release

Item 1.01	Entry into a Material Definitive Agreement.
     On April 16, 2007, Ramco-Gershenson Properties, L.P. (“Ramco”) purchased 80% of the membership interests in Ramco Jacksonville LLC (“Ramco Jacksonville”) from Jacksonville River City Partners LLC (“JRCP”). Ramco is now the sole owner of the membership interests in Ramco Jacksonville, which was formed in March 2005 to develop River City Marketplace in Jacksonville, Florida. From April 16, 2007 forward, Ramco Jacksonville will be consolidated in the financial statements of Ramco-Gershenson Properties Trust (the “Trust”). Prior to such acquisition, the Trust accounted for Ramco’s 20% investment in Ramco Jacksonville under the equity method.
     As consideration for the acquisition, Ramco paid $5.1 million in cash to JRCP and assumed $75.0 million of long-term debt and approximately $5.0 million in other liabilities.
     Ramco Jacksonville is the borrower under a $110 million fixed-rate note by JPMorgan Chase Bank, N.A. effective as of March 30, 2007 (the “JPM loan”). Ramco Jacksonville borrowed $75.0 million under the JPM loan at closing as part of a refinancing transaction and is permitted to borrow an additional $35 million on or prior to April 30, 2007 subject to the satisfaction of specified conditions. Ramco Jacksonville intends to borrow the additional $35 million during the requisite time period and intends to utilize a portion of such funds in connection with the continued construction of River City Marketplace. The JPM loan is a 10-year, interest-only loan with fixed interest at 5.4355% per annum. Monthly interest-only payments are required from May 1, 2007 through and including March 1, 2017, and the outstanding principal matures on April 1, 2017. No prepayment of the principal is permitted prior to December 1, 2016 under the JPM loan unless various defeasance conditions are satisfied or a prepayment fee is paid. The JPM loan also contains various affirmative and negative covenants, including financial covenants, and events of default that are customary for loans of this type. The JPM loan is secured by, among other things, a mortgage on River City Marketplace and an assignment of the respective leases and rents. In addition, certain exculpatory provisions and reserves are guaranteed by Ramco. Further, Ramco-Gershenson, Inc. (the management company owned by Ramco) has subordinated its management and other fees from Ramco Jacksonville.
     The foregoing description is qualified in its entirety by the exhibits set forth in Item 9.01, all of which are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

4.1	Amended and Restated Fixed Rate Note ($110 million), dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.2	Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.3	Assignment of Leases and Rents, dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.4	Environmental Liabilities Agreement, dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.5	Guaranty, dated March 30, 2007, by and between Ramco-Gershenson Properties, L.P. and JPMorgan Chase Bank, N.A.

4.6	Acknowledgment of Property Manager, dated March 30, 2007, by and between Ramco-Gershenson, Inc. and JPMorgan Chase Bank, N.A.

99.1	Press release, dated April 20, 2007, titled “Ramco-Gershenson Acquires Partner’s Interest in River City Marketplace in Jacksonville, Florida.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: April 20, 2007	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Fixed Rate Note ($110 million), dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.2	Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.3	Assignment of Leases and Rents, dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.4	Environmental Liabilities Agreement, dated March 30, 2007, by and between Ramco Jacksonville LLC and JPMorgan Chase Bank, N.A.

4.5	Guaranty, dated March 30, 2007, by and between Ramco-Gershenson Properties, L.P. and JPMorgan Chase Bank, N.A.

4.6	Acknowledgment of Property Manager, dated March 30, 2007, by and between Ramco-Gershenson, Inc. and JPMorgan Chase Bank, N.A.

99.1	Press release, dated April 20, 2007, titled “Ramco-Gershenson Acquires Partner’s Interest in River City Marketplace in Jacksonville, Florida.”

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